UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2011

Dewmar International BMC, Inc.

(Exact name of registrant as specified in its charter)

Mirador, Inc.

(Former Name as specified in its charter)

Nevada	333-164392	27-10000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

132 E. Northside Dr., Suite C Clinton, Mississippi	39056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (318) 572-3573

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .    Written communications pursuant to Rule 425 under the Securities Act

     .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

Dewmar International BMC, Inc. (“we”, “our” or the “Company”) is making this filing as a result of comments received from the SEC concerning the Company’s S-1 Rule 419 offering and target acquisition thereunder. After discussion with the SEC and our auditors LL Bradford and Co. we concluded that the acquisition agreement between Mirador, Inc. and Dewmar International BMC, Inc. dated Dec. 10, 2010 needed to be terminated and an new agreement reflecting the requirement of 80% approval in a reconfirmation vote be added.

As a result, on June 17, 2011 our Board of Directors determined that certain financial statements filed by the Company could not be relied upon, including those for the:

•

Three months ended Feb. 28, 2011

The Company is filing an amendment to this Quarterly Report filed on April 22, 2011 to correct the accounting to recognize that the agreement between Mirador, Inc. and Dewmar International BMC, Inc. dated Dec. 10, 2010 was terminated and that the new agreement between the parties is contingent upon 80% approval in a reconfirmation vote and thus the transaction cannot be deemed closed.

Exhibits

No.	Exhibits
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None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 20, 2011

DEWMAR INTERNATIONAL BMC, INC.

By: /s/ Marco Moran

       Marco Moran, President and

       Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
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None

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